Exhibit 5.1

June 2, 2015

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, IL 60190

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Power Solutions International, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “New Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 2, 2015 under the Securities Act of 1933, as amended (the “Securities Act”). The New Registration Statement relates to 500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), to be sold from time to time, pursuant to Rule 415 promulgated under the Securities Act, by the selling stockholders named therein, and also serves as a post-effective amendment, pursuant to Rule 429 promulgated under the Securities Act, to a registration statement on Form S-3 (File No. 333-193884) (the “Prior Registration Statement”), which was originally filed on February 12, 2014 and became effective on February 14, 2014, and which relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an unspecified number or amount of the following securities of the Company having an aggregate initial offering price not to exceed $150,000,000: (i) Common Stock; (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) senior and subordinated debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series (“Debt Securities”); (iv) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (“Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (the “Warrants”); (vi) subscription rights to purchase shares of Common Stock or Preferred Stock (“Subscription Rights”); (vii) stock purchase contracts (the “Stock Purchase Contracts”); and (viii) units comprised of one or more of the securities described above in any combination (“Units”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Subscription Rights, Stock Purchase Contracts and Units are collectively referred to herein as the “Securities.” The senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the forms of which have been filed as exhibits to the Prior Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”).

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June 2, 2015

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the New Registration Statement and the Prior Registration Statement, including the respective exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party and (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company.

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when any applicable state securities or Blue Sky laws have been complied with:

1. With respect to any offering of Common Stock by the Company (the “Offered Common Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate

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June 2, 2015

action to approve the issuance of the Offered Common Stock and related matters; and (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-Laws of the Company, so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to any offering of shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the “Certificate of Designations”); (iv) the Certificate of Designations has been duly filed with the Delaware Secretary of State; and (v) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws of the Company, including the Certificate of Designations, so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company: (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable; and (2) if the Offered Preferred Stock is convertible or exchangeable into shares of Common Stock, the shares of Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Preferred Stock is in accordance with the terms of the Certificate of Designations.

3. With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) the applicable Indenture has been duly executed and delivered and qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in

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compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Debt Securities, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (2) if the Offered Debt Securities are convertible or exchangeable into shares of Common Stock or Preferred Stock, the shares of Common Stock or Preferred Stock issuable upon conversion or exchange of the Offered Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Debt Securities is in accordance with the terms of the applicable Indenture and, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State.

4. With respect to any offering of Depositary Shares (the “Offered Depositary Shares”), when (i) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Preferred Stock underlying the Offered Depositary Shares and related matters, including the adoption of a Certificate of Designations for the underlying Preferred Stock in accordance with the applicable provisions of Delaware law; (iv) the Certificate of Designations has been duly filed with the Delaware Secretary of State; (v) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters, including the adoption of the Deposit Agreement related to the underlying Preferred Stock (a “Deposit Agreement”) for the Offered Depositary Shares; (vi) the terms of the Offered Depositary Shares and the underlying Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate

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June 2, 2015

of Incorporation and the By-Laws of the Company so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) the Deposit Agreement for the Offered Depositary Shares has been duly executed and delivered and depositary receipts evidencing the Offered Depositary Shares have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the depositary receipts evidencing such Depositary Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid evidence of interests in the related shares of Preferred Stock and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

5. With respect to any offering of Warrants (the “Offered Warrants”), when (i) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, including the adoption of the Warrant Agreement with respect to the Offered Warrants (the “Warrant Agreement”); (iv) the terms of the Offered Warrants and of the underlying securities (other than Common Stock) and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws of the Company so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Warrant Agreement for the Offered Warrants has been duly executed and delivered and certificates representing the Offered Warrants have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company; (2) if the Offered Warrants are exercisable for shares of Common Stock or Preferred Stock, the shares of Common Stock or Preferred Stock issuable upon exercise of the Offered Warrants will be duly authorized, validly issued, fully paid and nonassessable, assuming the exercise of the Offered Warrants is in accordance with the terms of the Warrant Agreement, and assuming, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State; and (3) if the Offered Warrants are exercisable for Depositary Shares, the depositary receipts evidencing such Depositary Shares will constitute valid evidence of interests in the related shares of Preferred Stock and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, assuming the exercise of the Offered Warrants is in accordance with the terms of the Warrant Agreement, and assuming a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State.

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June 2, 2015

6. With respect to any offering of Subscription Rights (the “Offered Subscription Rights”), when (i) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Subscription Rights are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights and related matters, including adoption of the Subscription Agreement for the Offered Subscription Rights (the “Subscription Agreement”); (iv) the terms of the Offered Subscription Rights and of the underlying securities (other than Common Stock) and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws of the Company so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Subscription Agreement has been duly executed and delivered and certificates representing the Offered Subscription Rights have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Subscription Rights, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company; and (2) the shares of Common Stock or Preferred Stock issuable upon settlement of the Offered Subscription Rights will be duly authorized, validly issued, fully paid and nonassessable, assuming the Offered Subscription Rights are settled in accordance with the terms of the Subscription Agreement and assuming, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State.

7. With respect to any offering of Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters, including adoption of the Stock Purchase Contract Agreement for the Offered Stock Purchase Contracts (the “Stock Purchase Contract Agreement”); (iv) the terms of the Offered Stock Purchase Contracts and of the underlying securities (other than Common Stock) and of their issuance and sale have been duly established

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in conformity with the Certificate of Incorporation and the By-Laws of the Company so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Stock Purchase Contract Agreement has been duly executed and delivered and certificates representing the Offered Stock Purchase Contracts have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company; and (2) the shares of Common Stock or Preferred Stock issuable upon settlement of the Offered Stock Purchase Contracts will be duly authorized, validly issued, fully paid and nonassessable, assuming the Offered Stock Purchase Contracts are settled in accordance with the terms of the Stock Purchase Contract Agreement and assuming, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State.

8. With respect to any offering of Units (the “Offered Units”), when (i) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and related matters, including the adoption of the Unit Agreement for the Offered Units (the “Unit Agreement”); (iv) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws of the Company so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Offered Unit Agreement has been duly executed and delivered and certificates representing the Offered Units have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Units, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company.

The opinions set forth above are subject to the following qualifications:

A. The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Securities are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of

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equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B. The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the New Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the New Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SCHIFF HARDIN LLP

By:	/s/ David P. McHugh
David P. McHugh